Exhibit 10(i)(v)
AMENDMENT NUMBER FOUR
TO THE
HARRIS CORPORATION
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Supplemental Executive Retirement Plan, as amended and restated effective November 28, 2011 (the “Plan”);
WHEREAS, pursuant to Section 8.1 of the Plan, the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) has the authority to adopt non-material amendments to the Plan;
WHEREAS, the Corporation, Leopard Merger Sub Inc. and L3 Technologies, Inc. have entered into that certain Agreement and Plan of Merger dated as of October 12, 2018 (the “L3 Merger Agreement”) pursuant to which L3 Technologies, Inc. shall become a wholly-owned subsidiary of the Corporation and the Corporation shall be renamed L3Harris Technologies, Inc.;
WHEREAS, the Employee Benefits Committee desires to amend the Plan (i) to reflect the transactions contemplated in the L3 Merger Agreement; (ii) to provide that the Plan’s limitations on amendment following a Change of Control shall not apply to the Change of Control that will result from the consummation of the merger contemplated by the L3 Merger Agreement; (iii) to reflect updates to the charters of the Corporation’s Management Development and Compensation Committee, Employee Benefits Committee and Investment Committee; and (iv) to provide that no employee shall be eligible to defer PRP payouts under the Plan for Fiscal Years commencing on or after June 29, 2019; and
WHEREAS, the Employee Benefits Committee has determined that the above-described amendments are non-material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the Closing Date (as defined in the L3 Merger Agreement), or as of such other date set forth herein, as follows:
1.    Effective as of the date hereof, Section 2.6, “Committee,” hereby is amended to delete therefrom the phrase “, the members of which are appointed by the Compensation Committee”.
2.    Section 2.7, “Compensation Committee,” hereby is amended to delete therefrom the phrase “Management Development and”.
3.    Section 2.8, “Corporation,” hereby is amended to read as follows:
Corporation – means L3Harris Technologies, Inc., a Delaware corporation, or any successor thereto.
4.    Effective as of the date hereof, Section 2.14, “Investment Committee,” hereby is amended to replace the phrase “Investment Committee – Employee Benefit Plans of the Corporation” set forth therein with the phrase “Investment Committee of the Corporation”.
5.    Section 2.25, “Specified Employee,” hereby is amended to insert the phrase “or any successor thereto,” immediately following the phrase “as amended from time to time,”.
6.    Effective as of the date hereof, Section 3.1(b), “PRP Deferrals,” hereby is amended to add the following new sentence at the end thereof:
Notwithstanding the foregoing or any other provision of this SERP, no employee shall be eligible to have a PRP Deferral made under the SERP on his or her behalf with respect to PRP Compensation payable for Fiscal Years commencing on or after June 29, 2019.
7.    Section 5.2(b), “Harris Stock,” hereby is amended (i) to replace the phrase “Harris Stock” each time it appears therein with the phrase “L3Harris Stock” and (ii) to replace the phrase “Harris Stock Fund” each time it appears therein with the phrase “L3Harris Stock Fund”.
8.    Effective as of the date hereof, Section 6.7, “Change of Control,” hereby is amended to replace the final sentence thereof with the following two new sentences:
The provisions of this Section 6.7 may not be amended on or after the date of a Change of Control without the written consent of a majority of those individuals with Accounts under the SERP on the date of the Change of Control; provided, however, that this restriction on amendment shall not apply to a Change of Control that is an L3 Change of Control. An L3 Change of Control means a Change of Control that occurs as a result of the consummation of the merger contemplated by that certain Agreement and Plan of Merger, dated as of October 12, 2018, by and among L3 Technologies, Inc., a Delaware corporation, the Corporation, and Leopard Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation, as amended from time to time.

9.    The first sentence of Section 8.1, “Amendment and Termination,” hereby is amended to read as follows:
Subject to Section 6.7, (i) at any time the Compensation Committee may terminate the SERP (in its entirety or in part), and (ii) at any time the Committee may adopt amendments to the SERP or may terminate the SERP with respect to Participants who have experienced a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5).

FURTHER RESOLVED, that items 2, 3, 5, 7 and 9 of this Amendment Number Four hereby are contingent upon the occurrence of the Closing (as defined in the L3 Merger Agreement), and shall be void and of no effect in the event that such Closing does not occur.
APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 20th day of June, 2019.
/s/ James P. Girard
James P. Girard, Chairperson